FOR IMMEDIATE RELEASEEXHIBIT 99.1

SLEEP NUMBER corporation to ANNOUNCE

FOURTH QUARTER aND FULL yEAR 2019 REsultS ON

february 19th

Minneapolis – (January 22, 2020) – Sleep Number Corporation (Nasdaq: SNBR) will release its fourth quarter and full year results, through December 28, 2019, after market close on Wednesday, February 19, 2020. Management will host its regularly scheduled conference call to discuss the company’s results beginning at 5 p.m. EST (4 p.m. CST; 2 p.m. PST).

To join the call, please dial 800-593-9959 and reference the passcode “Sleep.” International participants can dial 517-308-9340. The webcast can be accessed live at www.ir.sleepnumber.com and will be available for replay for approximately 60 days.

About Sleep Number Corporation

As a purpose-driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over 10 billion biometric data points every night and offers actionable insights to improve your overall sleep health and wellness.

To experience proven quality sleep, visit SleepNumber.com or one of over 610 Sleep Number® stores. More information is available on our newsroom and investor relations site.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (763) 551-7459; julie.elepano@sleepnumber.com